Exhibit 99.(g)(1)(c)

SCHEDULE D

TO THE CUSTODIAN AGREEMENT BETWEEN

HC CAPITAL TRUST

AND STATE STREET BANK AND TRUST COMPANY

Effective as of January 26, 2026

Funds:

The U.S. Equity Portfolio

The Institutional U.S. Equity Portfolio

The ESG Growth Portfolio

The Catholic SRI Growth Portfolio

The International Equity Portfolio

The Institutional International Equity Portfolio

The Emerging Markets Portfolio

The Core Fixed Income Portfolio

The Corporate Opportunities Portfolio

The Short-Term Municipal Bond Portfolio

The Intermediate Term Municipal Bond Portfolio

Amended December 10, 2009 – Add The Commodity Related Securities Portfolio & The Intermediate Term Municipal Bond II Portfolio.

Amended June 8, 2010 – Add The U.S. Government Fixed Income Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio & The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio.

Amended October 21, 2010 – Reflect the name change of The Fixed Income II Portfolio to The Core Fixed Income Portfolio.

Amended July 29, 2011- Reflect the name change of The Commodity Related Securities Portfolio to The Commodity Returns Strategy Portfolio.

Amended December 15, 2015 – Reflect the name change of The Small Capitalization Equity Portfolio to The Small Capitalization – Mid Capitalization Equity Portfolio, reflect the name change of The Institutional Small Capitalization Equity Portfolio to The Institutional Small Capitalization – Mid Capitalization Equity Portfolio, and add The Inflation Protected Securities Portfolio, The ESG Growth Portfolio and The Catholic SRI Growth Portfolio.

Amended March 10, 2026 – Reflect the name change of The Growth Equity Portfolio to The U.S. Equity Portfolio; reflect the name change of The Institutional Growth Equity Portfolio to The Institutional U.S. Equity Portfolio, reflect the name change of The Fixed Income Opportunity Portfolio to The Corporate Opportunities Portfolio, remove The Value Equity Portfolio, The Institutional Value Equity Portfolio, The Small Capitalization – Mid Capitalization Equity Portfolio, The Institutional Small Capitalization – Mid Capitalization Equity Portfolio, The Real Estate Securities Portfolio, The Commodity Returns Strategy Portfolio, The U.S. Government Fixed Income Securities Portfolio, The Inflation Protected Securities Portfolio, The U.S. Corporate Fixed Income Securities Portfolio, The U.S. Mortgage/Asset Backed Fixed Income Securities Portfolio and The Intermediate Term Municipal Bond II Portfolio.